UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2013
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, during September 2013, subsidiaries of Acadia Strategic Opportunity Fund II, LLC ("Fund II"), which in turn is a subsidiary of Acadia Realty Trust (the "Company"), entered into a purchase and sale agreement (the "Agreement") to sell Pelham Manor Shopping Plaza and Fordham Place (the "Properties") for an aggregate sales price of $192.4 million to an unaffiliated entity. On November 6, 2013, Fund II completed the sale of one of the Properties, Pelham Manor Shopping Plaza, for a sales price of $58.5 million. The sale of Fordham Place is expected to be completed within the next 60 days, although the sale remains subject to customary closing conditions and, accordingly, no assurance can be given as to the timing or successful completion of the sale of this property.

Upon the closing of Pelham Manor Shopping Plaza, Fund II received net proceeds of approximately $29.7 million after the repayment of $28.8 million of outstanding mortgage debt, funding of certain holdbacks and payment of closing costs. If the sale of Fordham Place occurs, Fund II anticipates receiving additional net proceeds, before closing costs, of approximately $57.2 million after the repayment of $76.7 million of outstanding debt.

A copy of the Agreement is being filed hereto as Exhibit 99.2, which is hereby incorporated by reference. The above description is a summary of the Agreement and is qualified in its entirety by the complete text of the Agreement.

In connection with the disposition of Pelham Manor Shopping Plaza and the assumed sale of Fordham Place, the Company is hereby filing, as Exhibit 99.1 hereto, which is hereby incorporated by reference, an unaudited pro forma consolidated balance sheet of the Company as of September 30, 2013, and unaudited pro forma consolidated statements of income for each of the fiscal years ended December 31, 2012, 2011, and 2010 assuming the sale of both Properties had occurred on January 1, 2010. The unaudited consolidated statements of income for each of the nine months ended September 30, 2013 and 2012 in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2013 reflect the operations of the Properties as discontinued operations. Accordingly, no unaudited pro forma financial statements for such periods are incorporated in Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number        Description

99.1	Unaudited Pro Forma Consolidated Financial Statements of Acadia Realty Trust reflecting the sale of Pelham Manor Shopping Plaza and Fordham Place

99.2	Agreement of Purchase and Sale between Acadia Pelham Manor LLC, Acadia East Fordham Acquisitions LLC, Fordham Place Office LLC, as Sellers and RPAI Acquisitions, Inc., as Purchaser

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)
Date: November 12, 2013 By:/s/ Jonathan Grisham
Name: Jonathan Grisham
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Statements of Acadia Realty Trust reflecting the sale of Pelham Manor Shopping Plaza and Fordham Place
99.2	Agreement of Purchase and Sale between Acadia Pelham Manor LLC, Acadia East Fordham Acquisitions LLC, Fordham Place Office LLC, as Sellers and RPAI Acquisitions, Inc., as Purchaser